INDEPENDENT AUDITORS' CONSENT


To  The  Board  of  Directors  of
  Internet  Golf  Association,  Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 17, 1999 relating to the consolidated financial statements of Internet Golf Association, Inc. and subsidiary, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                              /s/  Corbin  &  Wertz

                              CORBIN  &  WERTZ


Irvine,  California
December  9,  1999